Exhibit 3.16

Form 207	Certificate of Formation Limited Partnership
Secretary of State P.O. Box 13697 Austin, TX 78711-3697 FAX: 512/463-5709 Filing Fee: $750		Filed in the Office of the Secretary of State of Texas Filing # : 801443425 06/23/2011 Document #: 373436280002 Image Generated Electronically For Web Filing
Article 1 – Entity Name and Type

The filing entity being formed is a limited partnership. The name of the entity is:
Matrix Permian Investments, LP

The name must contain the words “Limited Partnership,” or “Limited,” or the abbreviation “L.P., “LP,” or “Ltd.” The name must not be the same as, deceptively similar to or similar to that of an existing corporate, limited liability company, or limited partnership name on file with the secretary of state. A preliminary check for “name availability” is recommended.

Article 2 – Principal Office

The address of the principal office in the United States where records of the partnership are to be kept or made available is set forth below:
218 W. Illinois Ave, Ste. 100, Midland, TX, USA 79701

Article 3 – Registered Agent and Registered Office

☐ A. The initial registered agent is an organization (cannot be limited partnership named above) by the name of
OR

☒ B. The initial registered agent is an individual resident of the state whose name is set forth below:
Name:
Johnny Jordan

C. The business address of the registered agent and the registered office address is:
Street Address:
218 W. Illinois Ave, Ste. 100 Midland TX 79701
Consent of Registered Agent
☐ A. A copy of the consent of registered agent is attached.
OR

☒ B. The consent of the registered agent is maintained by the entity.

Article 4 – General Partner Information

The name and address of each general partner are as follows:
General Partner 1: (Business Name) Matrix Partnership Management Corporation
Address: 104 W. Anapamu St., Ste. C, Santa Barbara CA, USA 93101

Supplemental Provisions / Information

(The attached addendum, if any, is incorporated herein by reference.)

Effectiveness of Filing

☐ A. This document becomes effective when the document is filed by the secretary of state.

OR

☒ B. This document becomes effective at a later date, which is not more than ninety (90) days from the date of its signing. The delayed effective date is: June 24, 2011

Execution

The undersigned affirms that the person designated as registered agent has consented to the appointment. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Signature of General Partner 1:Johnny Jordan, President, Matrix Partnership Management Corporation, GP

FILING OFFICE COPY

Form 424 (Revised 05/11) Submit in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: See Instructions	Certificate of Amendment	This space reserved for office use.

Entity Information

The name of the filing entity is:

Matrix Permian Investments, L. P.

State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.

The filing entity is a: (Select the appropriate entity type below.)

☐ For-profit Corporation	☐ Professional Corporation
☐ Nonprofit Corporation	☐ Professional Limited Liability Company
☐ Cooperative Association	☐ Professional Association
☐ Limited Liability Company	☒ Limited Partnership

The file number issued to the filing entity by the secretary of state is:    801443425

The date of formation of the     06/23/11

Amendments

1. Amended Name
 (If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)

The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:

The name of the filing entity is: (state the new name of the entity below)

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.

2. Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:

Registered Agent
(Complete either A or B, but not both. Also complete C.)

☐ A. The registered agent is an organization (cannot be entity named above) by the name of:

OR

☐ B. The registered agent is an individual resident of the state whose name is:

First Name	M.I.	Last Name	Suffix

The person executing this instrument affirms that the person designated as the new registered agent has consented to serve as registered agent.

C. The business address of the registered agent and the registered office address is:

TX

Street Address (No P.O. Box)	City	State	Zip Code

3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

☐Add each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

☒Alter each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:

Article 4 – General Partner Information:

The General Partner, “Matrix Partnership Management Corporation”, filed a name change with the California Secretary of State, June 28, 2012. The new General Partner name is Matrix Oil Management Corporation.

☐Delete each of the provisions identified below from the certificate of formation.

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Effectiveness of Filing (Select either A, B, or C.)

A. ☒ This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:_____________________________________

C. ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is:_____________________________________

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Date:	08/20/12

	By:	MATRIX OIL MANAGEMENT CORPORATION

/s/ Michael McCaskey

Signature of authorized person

Michael McCaskey, President, Matrix Oil
Management Corporation, GP

Printed or typed name of authorized person (see instructions)